UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2006

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously reported, on January 18, 2006, Allscripts Healthcare Solutions, Inc. (“Allscripts”) entered into an Agreement of Merger (the “Merger Agreement”) with A4 Health Systems, Inc. (“A4”). The Merger Agreement provides for a business combination whereby a newly formed wholly-owned subsidiary of Allscripts will be merged with and into A4, with A4 surviving the merger (the “Acquisition”).

Pursuant to and subject to the terms and conditions of the Merger Agreement, Allscripts will acquire all of the outstanding equity interests (including options) of A4 for aggregate merger consideration of $215 million in cash and 3.5 million shares of Allscripts common stock (the “Allscripts Shares”), subject to a purchase price adjustment based on changes in working capital.

Consummation of the Acquisition is subject to various conditions, including, without limitation, (a) receipt by Allscripts of the funds contemplated by debt commitment letters or an equity or debt financing in lieu thereof, (b) receipt of governmental approvals required by law and receipt of specified third-party consents, (c) approval from the North Carolina Securities Administrator of the fairness of the terms and conditions of the Acquisition (or, in lieu thereof, the existence of an effective registration statement on file with the Securities and Exchange Commission covering the Allscripts Shares), (d) accuracy of the representations and warranties of each of Allscripts and A4, (e) absence of certain material adverse changes with respect to A4, and (f) absence of governmental action or litigation prohibiting or restraining the Acquisition. Certain key employees of A4 are also required to enter into employment and noncompetition agreements with us as a condition to closing.

Filed as exhibits hereto are certain historical financial statements of A4 and unaudited pro forma condensed combined financial statements giving effect to the Acquisition, related financing alternatives and the other transactions described in the accompanying notes. The unaudited pro forma condensed combined financial statements give effect to the Acquisition as if it were financed under two different financing alternatives that Allscripts is currently evaluating and believe to be most likely: (1) a new $100.0 million senior secured term loan facility with respect to which we currently have a commitment letter from certain financial institutions and (2) the issuance of approximately 5.8 million shares of Allscripts common stock for an aggregate offering price of $100.0 million. There can be no assurance that the Acquisition or the financing will be consummated on the terms described herein or at all.

The foregoing statements regarding the Company’s intentions with respect to the proposed Acquisition and other transactions described above are forward-looking statements under the Private Securities Litigation Reform Act of 1995, and actual events could vary materially from the statements made.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of business acquired

The interim condensed consolidated financial statements of A4 Health Systems, Inc. (“A4”) as of September 30, 2005 and for the nine-month periods ended September 30, 2005 and 2004 and the audited consolidated financial statements as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 are filed as Exhibit 99.1.

(b)	Pro forma financial information

The pro forma financial information as of September 30, 2005 and for the nine months ended September 30, 2005 and for the year ended December 31, 2004 with respect to the Merger is filed as Exhibit 99.2.

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Deloitte & Touche LLP

99.1	A4’s historical unaudited consolidated financial statements as of September 30, 2005 and for the nine months ended September 30, 2005 and 2004 and audited consolidated financial statements as of December 31, 2004 and 2003 and for the three years ended December 31, 2004.

99.2	Unaudited pro forma condensed combined financial statements.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

By:	/s/ William J. Davis
William J. Davis Chief Financial Officer

Date: February 10, 2006